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                                                                    EXHIBIT 99.1

                                JagNotes.com Inc.
               226 West 26th Street, Studio D  o  New York, NY 10001
                    Tel: (646) 205-8300  o  Fax: (646) 205-8315


For Immediate Release:

Contacts:
Stephen J. Schoepfer, EVP & COO
JagNotes.com Inc.
(646) 205-8300
sschoepfer@jagfn.com

                  JagNotes.com Inc. Announces Letter of Intent
            to Acquire Interest in Financial Broadband Holdings, Inc.

                  Company to Reacquire JAGfn Webcast Operations

New York, N.Y., June 21, 2001-- JagNotes.com Inc. (OTC B.B: JNOT) announced today that it has entered into a letter of intent to acquire a controlling interest in Financial Broadband Holdings, Inc., the principal holding of which is JAGfn, the 8-hour live financial webcast program.

Under the terms of the letter of intent, the Company would acquire from the selling stockholders of Financial Broadband Holdings 84.88% of its outstanding stock in exchange for $23,524,613 in convertible debentures to be issued by the Company. The debentures would mature on the fifth anniversary of their issuance and bear interest at the rate of 10% per annum, payable quarterly in common stock of the Company. The debentures would also be convertible into common stock of the Company at a price of $3.50 per share, based upon an agreed upon conversion schedule spanning the five year term of the debentures. In addition, the selling stockholders of Financial Broadband Holdings would receive warrants for up to 13 shares of the Company's common stock for each share converted under the debentures, based on an agreed upon schedule. The warrants would be exercisable at $.01 per share, as and when conversions are permitted under the debentures.

The transaction would be subject to various conditions being satisfied prior to closing, including the Company receiving an acceptable fairness opinion from an investment banking firm and appointing an outside disinterested director to approve the transaction. Accordingly, the Company pointed out that, since no final agreement has been reached with respect to the proposed acquisition and given the conditions that would need to be satisfied prior to closing, there is no assurance that the transaction will be consummated.


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About Financial Broadband Holdings

Financial Broadband Holdings, Inc., through its wholly owned subsidiary Financial Broadband Network, Inc., owns and operates "JAGfn," an innovative financial program offering 8 hours of live breaking financial news, up-to-the-minute market information and timely market analysis. JAGfn is broadcast in streaming video format via the Internet, and is currently expanding its distribution to other media platforms. Jack Reilly, the Company's Executive Vice President of Programming, who was also the creator of CNBC's highly successful financial news features, "Squawk Box" and "Power Lunch", produces JAGfn. Mr. Reilly was formerly the producer of "Good Morning America" and has been the recipient of many industry awards, including the EMMY. JAGfn can be found on the Internet at it own website, www.jagfn.tv, and at the sites of its more than 200 affiliates.

About JagNotes.com Inc.

JagNotes.com Inc. is a leading provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news, commentary and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. The Company's website is located at www.jagnotes.com.


Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.



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